                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 21, 2000
                Date of Report (Date of earliest event reported)


                           ESPERION THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                 001-16033               38-3419139
 (State or other jurisdiction  (Commission File Number)    (IRS Employer
       of incorporation)                                 Identification No.)


                       3621 S. State Street, 695 KMS Place
                               Ann Arbor, MI 48108
                                 (734) 332-0506
               (Address of principal executive offices, including
                  zip code, and registrant's telephone number,
                              including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

         The undersigned registrant hereby amends the following item of its Current Report on Form 8-K filed October 6, 2000 for the event of September 21, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial statements of businesses acquired

Financial statements for the year ended December 31, 1999 and for the period from October 2, 1998 (inception) to December 31, 1998 are hereby incorporated herein by reference from the Company's Registration Statement on Form S-1, as amended (File No. 333-31032), and are included as Exhibit 99.2 to this Current Report. Pursuant to the instructions to Item 7 of Form 8-K, unaudited financial statements for the six months ended June 30, 2000 and 1999 are included on the following pages:

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET
                                  JUNE 30, 2000
                                   (Unaudited)


                                     ASSETS
Current assets
   Cash and cash equivalent ..........................................   $   513,518
   Other current assets ..............................................        21,521
                                                                         -----------
      Total Assets ...................................................   $   535,039
                                                                         ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable and accrued expenses .............................   $     5,491
   Other current liabilities .........................................            --
                                                                         -----------
      Total current liabilities ......................................         5,491
                                                                         -----------

Stockholders' equity
   Preferred stock, $.0001 par value; authorized, 2,666,666 shares,
      no shares issued ...............................................            --
   Series A convertible preferred stock, $.0001 par value; authorized,
      issued and outstanding 1,500,000 shares ........................           150
   Series B convertible preferred stock, $.0001 par value; authorized
      833,334 shares; issued and outstanding 833,334 shares...........            83
   Common stock, $.0001 par value; authorized 9,000,000 shares
      issued and outstanding 2,333,000 shares ........................           233
   Additional paid-in capital ........................................     5,237,322
   Deficit accumulated during the development stage ..................    (4,708,240)
                                                                         -----------
   Net stockholders' equity ..........................................       529,548
                                                                         -----------
      Total Liabilities and Stockholders' Equity .....................   $   535,039
                                                                         ===========



                        See notes to financial statements

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                         Six Months Ended June 30,  October 2, 1998
                                                        --------------------------  (inception) to
                                                            1999           2000      June 30, 2000
                                                        -----------    -----------   -------------
Operating expenses incurred in the development stage:
     Research and development .......................   $ 1,058,315    $   813,168    $ 4,426,068
     General and administrative .....................        74,248        204,741        384,077
                                                        -----------    -----------    -----------
   Total operating expenses .........................     1,132,563      1,017,909      4,810,145
Interest income .....................................        18,896         36,678        101,905
                                                        -----------    -----------    -----------
Net loss ............................................   $(1,113,667)   $  (981,231)   $(4,708,240)
                                                        ===========    ===========    ===========

Basic and diluted net loss per share.................   $     (0.48)   $     (0.42)
                                                        ===========    ===========

Shares used in computing basic and diluted net
   loss per share....................................     2,333,000      2,333,000
                                                        ===========    ===========

Pro forma basic and diluted net loss per share.......                  $     (0.21)
                                                                       ===========

Shares used in computing pro forma basic and
   diluted net loss per share........................                    4,666,334
                                                                       ===========


                        See notes to financial statements

                            TALARIA THERAPEUTICS, INC
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                  OCTOBER 2, 1998 (INCEPTION) TO JUNE 30, 2000
                                   (Unaudited)

                                                                 Series A              Series B
                                                                Convertible           Convertible
                                                              Preferred Stock       Preferred Stock          Common Stock
                                                           ------------------------------------------------------------------
                                                             Number                 Number                 Number
                                                            of Shares    Amount    of Shares    Amount    of Shares    Amount
                                                           -----------   ------   -----------   ------   -----------   ------
Issuance of Series A convertible preferred stock .......     1,500,000   $  150            --   $   --            --   $   --
Issuance of common stock to founders ...................            --       --            --       --     1,090,000      109
Issuance of common stock in exchange for a license for a
   patent and for technology ...........................            --       --            --       --     1,243,000      124
Net loss for the period ended December 31, 1998 ........            --       --            --       --            --       --
                                                           -----------   ------   -----------   ------   -----------   ------
   Balance, December 31, 1998 ..........................     1,500,000      150            --       --     2,333,000      233
Issuance of Series B convertible preferred stock .......            --       --       833,334       83            --       --
Issuance of stock options in exchange for research and
   development services ................................            --       --            --       --            --       --
Net loss for the year ended December 31, 1999 ..........            --       --            --       --            --       --
                                                           -----------   ------   -----------   ------   -----------   ------
   Balance, December 31, 1999 ..........................     1,500,000      150       833,334       83     2,333,000      233
Net loss for the six months ended June 30, 2000 ........            --       --            --       --            --       --
                                                           -----------   ------   -----------   ------   -----------   ------

   Balance, June 30, 2000 ..............................     1,500,000   $  150       833,334   $   83     2,333,000   $  233
                                                           ===========   ======   ===========   ======   ===========   ======


                       [WIDE TABLE CONTINUED FROM ABOVE]

                                                                           Deficit
                                                                         Accumulated
                                                            Additional    During the         Net
                                                             Paid-in     Development    Stockholders'
                                                             Capital        Stage          Equity
                                                           -----------   -----------    -----------
Issuance of Series A convertible preferred stock .......   $ 1,499,850   $        --    $ 1,500,000
Issuance of common stock to founders ...................       109,000            --        109,109
Issuance of common stock in exchange for a license for a
   patent and for technology ...........................     1,124,176            --      1,124,300
Net loss for the period ended December 31, 1998 ........            --    (1,709,660)    (1,709,660)
                                                           -----------   -----------    -----------
   Balance, December 31, 1998 ..........................     2,733,026    (1,709,660)     1,023,749
Issuance of Series B convertible preferred stock .......     2,499,919            --      2,500,002
Issuance of stock options in exchange for research and
   development services ................................         4,377            --          4,377
Net loss for the year ended December 31, 1999 ..........            --    (2,017,349)    (2,017,349)
                                                           -----------   -----------    -----------
   Balance, December 31, 1999 ..........................     5,237,322    (3,727,009)     1,510,779
Net loss for the six months ended June 30, 2000 ........            --      (981,231)      (981,231)
                                                           -----------   -----------    -----------

   Balance, June 30, 2000 ..............................   $ 5,237,322   $(4,708,240)   $   529,548
                                                           ===========   ===========    ===========



                       See notes to financial statements.

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                         Six Months Ended June 30,  October 2, 1998
                                                                       ---------------------------  (Inception) to
                                                                           1999           2000       June 30, 2000
                                                                       -----------    -----------    -------------
Cash flows from operating activities
   Net loss ........................................................   $(1,113,667)   $  (981,231)   $(4,708,240)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Noncash research and development and compensation expense .....            --             --      1,237,677
        Increase in other current assets ...........................          (300)       (14,420)       (21,521)
        Increase (decrease) in accounts payable and accrued expenses        52,392       (307,153)         5,491
        Increase (decrease) in other current liabilities ...........        (3,505)            --             --
                                                                       -----------    -----------    -----------
          Net cash used in operating activities ....................    (1,065,080)    (1,302,804)    (3,486,593)
                                                                       -----------    -----------    -----------
Cash flows from financing activities
   Proceeds from the issuance of preferred stock ...................            --             --      4,000,002
   Proceeds from the issuance of common stock ......................            --             --            109
                                                                       -----------    -----------    -----------
          Net cash provided by financing activities ................            --             --      4,000,111
                                                                       -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents ...............    (1,065,080)    (1,302,804)       513,518
Cash and cash equivalents, beginning of period .....................     1,040,531      1,816,322             --
                                                                       -----------    -----------    -----------
Cash and cash equivalents, end of period ...........................   $   (24,549)   $   513,518    $   513,518
                                                                       ===========    ===========    ===========


SUPPLEMENTAL INFORMATION REGARDING NONCASH
  ACTIVITIES

   Exchange of common stock for a patent license and for technology             --             --    $ 1,124,300

   Exchange of stock options for research and development services .            --             --    $     4,377

   Compensation in conjunction with stock issuance .................            --             --    $   109,000




                       See notes to financial statements.

                           TALARIA THERAPEUTICS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                                  (unaudited)


NOTE 1      Nature of Business and Summary of Significant Accounting Policies

Nature of Business

         Talaria Therapeutics, Inc. (the "Company") was incorporated in Delaware on September 24, 1998. The Company is a development stage enterprise engaged in the development of treatments for cardiovascular diseases using therapeutic liposomes. Since inception, the Company has been engaged in organizational activities, including raising capital and research and development activities. The Company has not generated any revenues and has not yet achieved profitable operations, nor has it ever generated positive cash flows from operations.

         The Company incurred a net loss of $981,231 for the six months ended June 30, 2000. The Company has a deficit accumulated during the development stage of $4,708,240 as of June 30, 2000. The net losses incurred by the Company have consumed working capital.

Interim Financial Information

         The financial statements as of June 30, 2000, for the six months ended June 30, 1999 and 2000 and for the period from October 2, 1998 (inception) to June 30, 2000 are unaudited and have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position at such date, and the operating results and cash flows for such periods, in accordance with generally accepted accounting principles. Results for the interim period are not necessarily indicative of the results to be expected for any subsequent period.

Note 2       Contingency

         The Company has entered into an indemnification agreement with two other plaintiffs in the patent infringement lawsuit filed by the Company. The Company has agreed to indemnify those two other parties against any loss they incur from actions against them arising from the patent infringement litigation.

Note 3   Subsequent Event

         On September 21, 2000, the Company entered into a merger agreement providing for the purchase of the Company by Esperion Therapeutics, Inc. ("Esperion"). Pursuant to the merger agreement, all of the outstanding shares of stock of the Company will be exchanged for Esperion common stock. Upon the achievement of certain future milestones, Esperion will make additional payments in cash or Esperion stock to the Company's stockholders. The Company's stockholders will also receive royalty payments in cash or common stock based on future net sales of the product in North America.

(b)      Pro forma financial information

Pursuant to the instructions to Item 7 of Form 8-K, pro forma financial statements for the year ended December 31, 1999 and the nine months ended September 30, 2000 follow:





               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The unaudited pro forma condensed combined financial information for Esperion set forth below gives effect to the acquisition of Talaria Therapeutics, Inc. ("Talaria") using the purchase method of accounting, after giving effect to the adjustments described in the accompanying notes. The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial information of Esperion and Talaria and should be read in conjunction with those financial statements and the notes thereto included elsewhere or incorporated by reference into this report.

         The pro forma condensed combined financial information does not purport to represent what the consolidated results of operations or financial condition of Esperion would actually have been if the Talaria acquisition, in fact, had occurred at the beginning of the periods presented or to project the consolidated financial position or results of operations as of any future date or any future period.

                   ESPERION THERAPEUTICS, INC. AND SUBSIDIARY
                      (A Company in the Development Stage)

                        CONDENSED COMBINED BALANCE SHEET

                               September 30, 2000
                                   (unaudited)

                                     ASSETS
Current Assets:
   Cash and cash equivalents ...............................      $  75,638,476
   Prepaid expenses and other ..............................            765,961
                                                                  -------------
     Total current assets ..................................         76,404,437
                                                                  -------------
Furniture and equipment, net ...............................          2,221,695
Goodwill, net ..............................................          3,687,500
Deposits and other assets ..................................            558,765
                                                                  -------------
                                                                  $  82,872,397
                                                                  =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt .......................      $     495,495
   Accounts payable ........................................          2,641,239
   Accrued liabilities .....................................          4,400,135
                                                                  -------------
     Total current liabilities .............................          7,536,869
                                                                  -------------

Long-term debt, less current portion above .................          2,483,010
                                                                  -------------

Stockholders' Equity:
   Common stock ............................................             25,760
   Convertible preferred stock .............................                  0
   Additional paid-in-capital ..............................        110,511,555
   Notes receivable ........................................            (73,875)
   Accumulated deficit during the development stage ........        (34,823,699)
   Deferred stock compensation .............................         (3,028,245)
   Accumulated other comprehensive income ..................            241,022
                                                                  -------------
     Total stockholder's equity ............................         72,852,518
                                                                  -------------
                                                                  $  82,872,397
                                                                  =============

       The accompanying notes are an integral part of this balance sheet.

                   ESPERION THERAPEUTICS, INC. AND SUBSIDIARY
                      (A Company in the Development Stage)

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          Year ended December 31, 1999
                                   (unaudited)

                                                                     Pro Forma
                                     Esperion         Talaria       Adjustments         Pro Forma
                                   ------------    ------------    ------------       ------------
Operating expenses:
     Research and development .... $  8,484,125    $  1,946,436    $         --       $ 10,430,561
     General and administrative...    2,517,903         135,513              --          2,653,416
     Goodwill amortization .......           --              --         750,000 (A)        750,000
                                   ------------    ------------    ------------       ------------
        Total operating expenses..   11,002,028       2,081,949         750,000         13,833,977
                                   ------------    ------------    ------------       ------------

        Loss from operations .....  (11,002,028)     (2,081,949)       (750,000)       (13,833,977)
        Total other income .......      331,844          64,600              --            396,444
                                   ------------    ------------    ------------       ------------
Net loss ......................... $(10,670,184)   $ (2,017,349)   $   (750,000)      $(13,437,533)
                                   ============    ============    ============       ============


Basic and diluted net loss
   per share...................... $      (5.91)                                      $      (5.13)
                                   ============                                       ============

Shares used in computing basic
   and diluted net loss per share.    1,806,255                                          2,619,263 (C)
                                   ============                                       ============

         The accompanying notes are an integral part of this statement.

                   ESPERION THERAPEUTICS, INC. AND SUBSIDIARY
                      (A Company in the Development Stage)

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                   (unaudited)

                                                                                  Pro Forma
                                                   Esperion        Talaria        Adjustments         Pro Forma
                                                 ------------    ------------    ------------       ------------
                                                  Nine Months    Period from     Nine Months         Nine Months
                                                     Ended       January 1 to       Ended               Ended
                                                 September 30,   September 21,   September 30,      September 30,
                                                     2000            2000            2000               2000
                                                 ------------    ------------    ------------       ------------
Operating expenses:
     Research and development ................   $ 16,867,161    $  1,267,501    $         --       $ 18,134,662
     General and administrative ..............      2,337,383         171,653              --          2,509,036
     Goodwill amortization ...................         62,500              --         500,000 (A)        562,500
     Purchased in process R&D ................      4,000,000              --      (4,000,000)(B)             --
                                                 ------------    ------------    ------------       ------------
          Total operating expenses ...........     23,267,044       1,439,154      (3,500,000)        21,206,198
                                                 ------------    ------------    ------------       ------------

          Income (loss) from operations ......    (23,267,044)     (1,439,154)      3,500,000        (21,206,198)
          Total other income .................      1,256,592          44,664              --          1,301,256
                                                 ------------    ------------    ------------       ------------

Net income (loss) ............................    (22,010,452)     (1,394,490)      3,500,000        (19,904,942)
Beneficial conversion feature upon issuance of
   preferred stock ...........................    (22,869,760)             --              --        (22,869,760)
                                                 ------------    ------------    ------------       ------------
Net income (loss) attributable to common
   stockholders ..............................   $(44,880,212)   $ (1,394,490)   $  3,500,000       $(42,774,702)
                                                 ============    ============    ============       ============

Basic and diluted net loss per share.........    $      (7.14)                                      $      (6.10)
                                                 ============                                       ============

Shares used in computing basic and diluted
      net loss per share.....................       6,285,788                                          7,017,495 (C)
                                                 ============                                       ============

         The accompanying notes are an integral part of this statement.

                   ESPERION THERAPEUTICS, INC. AND SUBSIDIARY
                      (A Company in the Development Stage)

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


(1)      Description of the Acquisition

         On September 21, 2000 (the "Closing Date"), Esperion Therapeutics, Inc. (the "Company") acquired all of the outstanding shares of stock of Talaria in exchange for the issuance of 813,008 shares of restricted Esperion common stock to Talaria stockholders. Additionally, the merger agreement provides for the following additional consideration to Talaria stockholders: (i) payment by the Company of up to $6.25 million in cash and/or common stock based on the achievement of four future development milestones; and (ii) payment by the Company of royalties in cash and/or common stock based on net annual sales, as defined in the merger agreement, of large unilamellar vesicles, or LUVs, in North America. The milestones are due upon the enrollment of the first patient in certain future clinical trials and upon each of the filing and approval of a new drug application in the United States. These milestone payments will increase the amount of the purchase price in the period when the milestone is achieved. The royalty payments will be included in cost of sales in the period when the respective sales are recognized. The combined milestone payments and royalties are limited by an aggregate ceiling amount. The acquisition was accounted for under the purchase method of accounting. As a result of this allocation, the Company wrote-off approximately $4.0 million of acquired in-process research and development based on an independent appraisal of the fair values of assets acquired on the closing date. The excess aggregate purchase price over the fair value of assets acquired was allocated to goodwill and is being amortized on a straight-line basis over a period of five years.

(2)      Basis of Presentation

         The unaudited condensed combined balance sheet as of September 30, 2000 includes the acquisition of Talaria. The adjustments on the Closing Date were based on the purchase price allocation below. The condensed combined balance sheet includes incurred and accrued merger expenses of approximately $265,000.

         The following table reflects the allocation of purchase price of Talaria as of the Closing Date:

         Tangible net assets (liabilities).........      $(167,714)
         Purchased in-process R&D..................       4,000,000
         Goodwill and other intangible assets......       3,750,000
                                                         ----------
            Total purchase price...................      $7,582,286
                                                         ==========

         The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 give effect to the acquisition as if it occurred on the first day of each of those periods under the purchase method of accounting by combining the results for the year ended December 31, 1999 of the Company with the results for the same period of Talaria, and combining the results for the nine months ended September 30, 2000 of the Company with the period from January 1, 2000 through the Closing Date of Talaria. The selected unaudited pro forma combined financial information reflects certain adjustments, including adjustments to reflect the amortization of goodwill resulting from the acquisition. The amortization of goodwill for the nine months ended September 30, 2000 includes actual amortization of approximately $63,000 for the period from the Closing Date through September 30, 2000. The basic and diluted net loss per share for Esperion for the nine months ended September 30, 2000 includes 81,301 shares, representing the weighted average of the shares issued to Talaria from the Closing Date to September 30, 2000.

         As required by Article 11 of Regulation S-X the unaudited pro forma condensed statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000, exclude material non-recurring charges which result directly from the merger and which were recorded on the Closing Date, including the write-off of purchased in-process research and development and incurred and accrued expenses resulting from the merger.

                   ESPERION THERAPEUTICS, INC. AND SUBSIDIARY
                      (A Company in the Development Stage)

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


(3)      Pro Forma Adjustments

         Pro forma adjustments for the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 are as follows:

         (A.) To reflect amortization of goodwill and other intangible assets resulting from the acquisition.

         (B.) To remove the write-off of acquired in-process research and development.

         (C.) Basic and diluted net loss per share has been adjusted to reflect the issuance of 813,008 shares of the Company's common stock to Talaria stockholders, as if these shares had been outstanding for the entire period.

(4)      Purchased In-Process Research and Development

         Purchased in-process research and development ("IPR&D") consists of development work on the project in process at Talaria as of the Closing Date. The development of this project has not yet reached technological feasibility and is not expected to reach technological feasibility until 2004. Under SFAS No. 2, the IPR&D should be written-off as it offers no alternative future use.

         The Company allocated $4.0 million of the purchase price to the IPR&D project. The allocation was determined by estimating the costs to develop the acquired technology into a commercially viable product, estimating the resulting net cash flows from the project and discounting the resulting net cash flows to their present value. The Company expects to spend an additional $20.0 million in third party costs over all phases of the research and development. Of these remaining costs, approximately $15.0 million would relate to a Phase III clinical trial which is expected to commence after the Phase II clinical trials are completed, but not sooner than 2002. A discount rate of 35% was used to discount the cash flows. The IPR&D write-off was recorded on the Closing Date.

(c)      Exhibits


  Number                              Exhibit
----------   -------------------------------------------------------------------

 2.1*@ (1)   Agreement and Plan of Merger and Reorganization by and among
             Esperion Therapeutics, Inc., Esperion Mergerco, Inc. and Talaria
             Therapeutics, Inc. dated as of September 21, 2000.

  2.2@ (2) Indemnification, Escrow and Participation Agreement by and among Esperion Therapeutics, Inc., the stockholders of Talaria Therapeutics, Inc., Rock Hill Ventures, Inc. and Sills Cummis Radin Tischman Epstein & Gross dated as of September 21, 2000.

  2.3  (1)   Non-Competition Agreement by and among Esperion Therapeutics, Inc.,
             Esperion Mergerco, Inc. and certain Talaria Parties dated as of September 21, 2000.

     23.4    Consent of Goldenberg Rosenthal, LLP

  99.1 (1)   Press release dated October 5, 2000 of Esperion Therapeutics, Inc.

     99.2 Financial statements for the year ended December 31, 1999 and for the period from October 2, 1998 (inception) to December 31, 1998


 @   Confidential Treatment Requested
(1)  Previously filed on October 6, 2000 on Form 8-K.
(2)  Previously filed on October 6, 2000 on Form 8-K and refiled herewith.

         *The schedules, including disclosure schedules, and similar attachments to the Agreement and Plan of Merger and Reorganization have been omitted. The disclosure schedules include exceptions and disclosures made by Talaria Therapeutics, Inc. ("Talaria") in connection with the following: corporate existence and power; government authorization; non-contravention of organizational documents, laws and other obligations; capitalization of Talaria; absence of undisclosed liabilities; title to properties and assets; rights and absence of claims and encumbrances regarding intellectual property; absence of certain changes in business; litigation; material contracts; tax compliance and liabilities; employees; transactions with affiliates; insurance coverage; compliance with laws and absence of defaults; environmental matters; confidentiality and non-competition agreements signed by consultants and agents of Talaria; certain negative covenants; and status of agreements among Talaria and any of its securityholders or optionholders, or among any of the Talaria securityholders or option holders. An additional schedule includes an itemization of the amount or percentage of merger consideration to be paid to each Talaria stockholder and/or held in escrow pursuant to this document and the Indemnification, Escrow and Participation Agreement among the Company, the stockholders of Talaria, Rock Hill Ventures, Inc. and Sills Cummis Radin Tischman Epstein & Gross filed as Exhibit 2.2 to this Form 8-K/A. The other attachments include the forms of other documents executed or to be executed and/or filed pursuant to the Agreement and Plan of Merger and Reorganization.



         Registrant agrees to furnish supplementally a copy of any of the omitted schedules and attachments to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 20, 2000       ESPERION THERAPEUTICS, INC.
                                (Registrant)


                                By: /s/ Roger S. Newton
                                    --------------------------------------------
                                    Roger S. Newton
                                    President and  Chief Executive Officer
                                    (Principal Executive Officer)


                                By: /s/ Timothy M. Mayleben
                                    --------------------------------------------
                                    Timothy M. Mayleben
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                INDEX TO EXHIBITS


    Number                               Exhibit
--------------- ----------------------------------------------------------------
     2.1*@ (1)  Agreement and Plan of Merger and Reorganization by and among
                Esperion Therapeutics, Inc., Esperion Mergerco, Inc. and Talaria Therapeutics, Inc. dated as of September 21, 2000.

      2.2@ (2) Indemnification, Escrow and Participation Agreement by and among Esperion Therapeutics, Inc., the stockholders of Talaria Therapeutics, Inc., Rock Hill Ventures, Inc. and Sills Cummis Radin Tischman Epstein & Gross dated as of September 21, 2000.

       2.3 (1) Non-Competition Agreement by and among Esperion Therapeutics, Inc., Esperion Mergerco, Inc. and certain Talaria Parties dated as of September 21, 2000.

          23.4  Consent of Goldenberg Rosenthal, LLP

      99.1 (1)  Press release dated October 5, 2000 of Esperion Therapeutics,
                Inc.

          99.2 Financial statements for the year ended December 31, 1999 and for the period from October 2, 1998 (inception) to December 31, 1998


 @  Confidential Treatment Requested
(1) Previously filed on October 6, 2000 on Form 8-K.
(2) Previously filed on October 6, 2000 on Form 8-K and refiled herewith.

         * The schedules, including disclosure schedules, and similar attachments to the Agreement and Plan of Merger and Reorganization have been omitted. The disclosure schedules include exceptions and disclosures made by Talaria Therapeutics, Inc. ("Talaria") in connection with the following: corporate existence and power; government authorization; non-contravention of organizational documents, laws and other obligations; capitalization of Talaria; absence of undisclosed liabilities; title to properties and assets; rights and absence of claims and encumbrances regarding intellectual property; absence of certain changes in business; litigation; material contracts; tax compliance and liabilities; employees; transactions with affiliates; insurance coverage; compliance with laws and absence of defaults; environmental matters; confidentiality and non-competition agreements signed by consultants and agents of Talaria; certain negative covenants; and status of agreements among Talaria and any of its securityholders or optionholders, or among any of the Talaria securityholders or option holders. An additional schedule includes an itemization of the amount or percentage of merger consideration to be paid to each Talaria stockholder and/or held in escrow pursuant to this document and the Indemnification, Escrow and Participation Agreement among the Company, the stockholders of Talaria, Rock Hill Ventures, Inc. and Sills Cummis Radin Tischman Epstein & Gross filed as Exhibit 2.2 to this Form 8-K/A. The other attachments include the forms of other documents executed or to be executed and/or filed pursuant to the Agreement and Plan of Merger and Reorganization.


         Registrant agrees to furnish supplementally a copy of any of the omitted schedules and attachments to the Securities and Exchange Commission upon request.